Exhibit 99.1

Contacts:

Investors	Media
Traci McCarty	Debra Charlesworth
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 455-7558	(415) 455-7451

For Immediate Release:

BioMarin Announces Closing of Exercise by Initial Purchasers of Option to Purchase an Additional $50 million of 1.25% Senior Subordinated Convertible Notes due 2027

SAN RAFAEL, Calif., May 19, 2020 — BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) today announced that the initial purchasers of the previously announced offering of its 1.25% Senior Subordinated Convertible Notes due 2027 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended elected to exercise in full their 13-day option to purchase an additional $50 million aggregate principal amount of the notes (the “Additional Notes”). The sale of the Additional Notes closed today.

The Additional Notes have identical terms to the 1.25% Senior Subordinated Convertible Notes due 2027 sold on May 14, 2020 (the “Original Notes” and, together with the Additional Notes, the “Notes”) and, following today’s closing, there is a total of $600 million aggregate principal amount of Notes outstanding. The aggregate net proceeds from the offering of the Notes was approximately $585.8 million after deducting the initial purchasers’ discounts and commissions and estimated expenses payable by BioMarin. BioMarin used approximately $50.0 million of the net proceeds from the offering to repurchase shares of its common stock concurrently with the offering of the Original Notes in privately negotiated transactions with purchasers of the notes effected through one of the initial purchasers or its affiliate, as BioMarin’s agent. BioMarin intends to use a majority of the net proceeds from the offering of the Notes to repay, repurchase or settle in cash some or all of its 1.50% senior subordinated convertible notes due in 2020, although it did not effect any such repayment, repurchase or settlement concurrently with the offering. BioMarin intends to use the remainder of the net proceeds for general corporate purposes.

The offer and sale of the Notes and the shares of BioMarin common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the Notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About BioMarin

BioMarin is a global biotechnology company that develops and commercializes innovative therapies for serious and life-threatening rare genetic diseases. The Company’s portfolio consists of six commercialized products and multiple clinical and pre-clinical product candidates.

BioMarin® is a registered trademark of BioMarin Pharmaceutical Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the anticipated use of the net proceeds from the offering. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that BioMarin expects. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in BioMarin’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in its Quarterly Report on Form 10-Q for the year ended March 31, 2020. It is not possible for BioMarin to predict all risks, nor can BioMarin assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent BioMarin’s beliefs and assumptions only as of the date of this press release. BioMarin disclaims any obligation to update forward-looking statements.

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